Exhibit 5.1

June 26, 2024

BJ’s Restaurants, Inc.

7755 Center Avenue, Suite 300

Huntington Beach, California 92647

Re: BJ’s Restaurants, Inc. Post-Effective Amendment to Registration Statement on Form S-8

Ladies and Gentlemen:

At your request, we have examined (i) the Registration Statement on Form S-8 of BJ's Restaurants, Inc. (“you” or the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on June 17, 2005 registering 5,640,000 shares of the Registrant's Common Stock, no par value (“Common Stock”), issuable under the BJ's Restaurants, Inc. Amended and Restated Equity Incentive Plan, formerly known as the 2005 Equity Incentive Plan (as amended and restated the “Prior Plan”), (ii) the Registration Statement on Form S-8 of the Company filed with the SEC on March 9, 2011 registering 1,200,000 additional shares of Common Stock issuable under the Prior Plan, (iii) the Registration Statement on Form S-8 of the Company filed with the SEC on August 4, 2015 registering 1,250,000 additional shares of Common Stock issuable under the Prior Plan, (iv) the Registration Statement on Form S-8 of the Company filed with the SEC on August 6, 2019 registering 1,250,000 additional shares of Common Stock issuable under the Prior Plan, and (v) the Registration Statement on Form S-8 of the Company filed with the SEC on November 9, 2021 registering 1,840,000 additional shares of Common Stock issuable under the Prior Plan. The Registration Statements referenced in (i) through (v) above are collectively referred to herein as the “Prior Registration Statements.”

Pursuant to the terms of the Company’s 2024 Stock Incentive Plan (the “2024 Plan”), any shares of Common Stock subject to outstanding awards under the Prior Plan as of March 1, 2024 that, on or after such date, cease for any reason to be subject to such awards because they are forfeited, expire without exercise or are settled in cash (in whole or in part), will be available for issuance under the 2024 Plan (such shares of Common Stock, collectively, the “Rollover Shares”).

We have examined the Post-Effective Amendment No. 1 to the Prior Registration Statements (the “Registration Statement”) to be filed with the SEC pursuant to the Securities Act of 1933, as amended (the “Act”) in connection with the offering by the Company of such Rollover Shares that may become available for issuance under the 2024 Plan.

We have examined the 2024 Plan and the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed necessary or advisable to enable us to render this opinion. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have also assumed that there are no agreements or understandings between or among the Company and any participants in the 2024 Plan that would expand, modify or otherwise affect the terms of the 2024 Plan or the respective rights or obligations of the participants thereunder. Finally, we have assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, and subject to the appropriate qualification (or exemption therefrom) of the Rollover Shares by the appropriate authorities of the various states in which the Rollover Shares will be sold, we are of the opinion that the Rollover Shares, when issued and sold in accordance with the terms set forth in the 2024 Plan and against payment therefor, and when the Registration Statement has become effective under the Act, will be validly issued, fully paid and non-assessable.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the California General Corporation Law (the “CGCL”). This opinion is limited to the effect of the current state of the CGCL and to the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts. This opinion is provided solely for use in connection with the issuance of the shares pursuant to the 2024 Plan in accordance with the Registration Statement and is not to be relied upon for any other purpose.

We consent to the filing of this opinion as an exhibit to the Registration Statement. We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Respectfully submitted,

/s/ ELKINS KALT WEINTRAUB REUBEN GARTSIDE LLP